                                                              EXHIBIT 10.37

                          MOTION PICTURE THEATER LEASE

                              ESPACIOS DE ZAPOPAN

                              GUADALAJARA, MEXICO




         THIS LEASE ("Lease") is entered into this 11th day of May, 1996, by and between Espacios de Zapopan, S.A. de C.V., (hereinafter referred to as "Landlord") and CinemaStar Luxury Theaters, S.A. de C.V., (hereinafter referred to as "Tenant").


                                    RECITALS

         A. Landlord is an organization duly organized and existing by virtue of the Laws of the United Mexican States. Landlord maintains its principal place of business at

         B. Landlord owns and controls that certain real property development known as Espacios de Zapopan, which is more particularly described in the map and real property description attached hereto as Exhibit A.

         C. Tenant is a corporation duly organized and existing by virtue of the Laws of the United Mexican States, maintaining its principal place of business in Tijuana, Baja California, Mexico. Tenant is principally engaged in the motion picture exhibition industry through the development, ownership, lease, operation, management and maintenance of motion picture theaters in Mexico.

         D. Landlord and Tenant have independently investigated the existing and future opportunity for developing, owning, leasing, operating, managing and maintaining motion picture theaters in Mexico generally and specifically the site in Guadalajara more particularly described in Exhibit "A" hereto. Landlord has had an opportunity to visit various theater sites operated by CinemaStar Luxury Theaters, Inc., a California corporation which holds 75% of the outstanding stock of Tenant. Tenant has had the opportunity to visit the specific site in Guadalajara owned by Landlord. In order to facilitate and accomplish the independent business goals of Landlord and Tenant, the parties freely and voluntarily enter into the following Lease Agreement for the development of a motion picture theater complex on the aforedescribed real property.

       NOW THEREFORE, in consideration of the recitals, mutual covenants and conditions contained herein, it is agreed:


                                       1.

                                   ARTICLE I
                             BASIC LEASE PROVISIONS


1.1      Date of Lease.  May 11, 1996.

1.2      Landlord.  Espacios de Zapopan, S.A. de C.V.

1.3 Tenant. CinemaStar Luxury Theaters, S.A. de C.V., Tijuana, Baja California, Mexico.

1.4 Demised Premises. That certain real property described generally as Espacios de Zapopan, Guadalajara, and which is more particularly described in Exhibit "A" hereto, together with the "Building" as defined at Paragraph 3.1 hereafter and "Landlord's Work" as defined at Paragraph 6.2 hereafter.

1.5      Ground Floor Area.  To be determined

1.6      Initial Term.  Twenty (20) years, (240) months.

1.7 Options to Extend. At the end of the initial term, Tenant shall have the right to extend this Lease for two (2) consecutive terms of five (5) years each. Payment of Rent and conditions of occupancy shall remain the same.

1.8 Landlord's Commencement Date. Ten (10) days after issuance of all necessary building permits, or as soon thereafter as reasonably practicable.

1.9      Initial Minimum Rent.

                                  Year 1        - $1.05 (U.S.) per sq. foot per month
                                  Year 2        - $1.10 (U.S.) per sq. foot per month
                                  Year 3        - $1.15 (U.S.) per sq. foot per month
                                  Year 4        - $1.20 (U.S.) per sq. foot per month
                                  Year 5        - $1.20 (U.S.) per sq. foot per month

         Initial Minimum Rent is payable in advance each month. On the first day of the Sixty First (61st) month, and continuing for remainder of the Initial Term and any extension thereof, Minimum Rent shall be increased by the greater of: Two Percent (2%) over the Minimum Rent paid the previous year, or the annual inflation rate increase of the United States of America as determined at the end of each calendar year. Notwithstanding any provision to the contrary, Minimum Rent shall in no event be increased annually by more than Three Percent (3%).

1.10 Percentage Rent. Percentage Rent shall be calculated at the end of each calendar year and shall be based upon Fifteen Percent (15%) of Box Office Sales and Fifteen Percent (15%) of Concession Sales. If this calculation exceeds the Minimum Rent already paid

                                       2.

by Tenant for the preceding calendar year, Tenant shall pay the excess. For those films, the rental of which exceeds Fifty-Five Percent (55%) of Box Office Sales, such film rental shall not be included in any calculation of Percentage Rent.

1.11 Use of Demised Premises. Operation of a first-rate multiplex, indoor motion picture theater and related concessions and any other use related thereto; the sale of video cassettes of movies; and the incidental on-Demised Premises use of vending and video game machines. Tenant shall also be allowed to operate a family-oriented arcade center with a ticket redemption program for prizes. Tenant shall also be allowed to operate family-oriented, collateral merchandising for clothing, ceramics, posters, and other articles of cinema orientation.

1.12     Addresses.  Addresses for Notices, Payments and Reports:

Landlord:        Espacios de Zapopan, S.A. de C.V.


                 Attention:


Tenant:          CinemaStar Luxury Theaters, S.A. de C.V.


                 Attention:


         This Article I is intended to supplement and summarize the provision of this Lease. If there is any conflict between any provisions contained in this Article I and the balance of this Lease, the balance of the lease shall control.

                                   ARTICLE 2

                                    EXHIBITS

EXHIBIT A -      Site Plan ("Site Plan") showing Landlord's proposed
                 development of the property. The Demised Premises are "cross-hatched" in the color red on the Site Plan.

EXHIBIT B -      Legal description of real properties and owners.

EXHIBIT C -      Signage

EXHIBIT D -      Tenant's Statement of Box Office and Concession Sales


                                       3.

                                   ARTICLE 3

                                  DEFINITIONS


         3.1 Building. "Building" shall mean the Building Shell within which the Demised Premises are located, (or shall be located once constructed). The location of Building is cross-hatched in the color red on the Site Plan which is Exhibit "A" to this Lease.

         3.2 Center Area. As used in this Lease, the term "Center Area" shall exclude the demised premises, but shall include, without limitation, all portions of the Center which have been improved and maintained by Landlord and shall include, but not be limited to, parking areas, parking structures, driveways, walkways, access and perimeters roads, sidewalks, signs, landscaped areas, curbs, and other structures, facilities, and areas. Tenant, for its benefit and the benefit of other subtenants and assigns, and each of their respective agents, employees, customers, patrons, licensees and invitees, shall have the non-exclusive right to use the Center Area, provided, however, that Landlord may, from time to time, change the location, size, configuration and design of the Center Areas from that shown on the attached Exhibit "A" or from time to time constructed, including, without limitation, the location of driveways, signs, aisles, parking areas, drive-through facilities and parking spaces; provided that no alterations shall be made to the Common Areas as depicted on the attached Exhibit "A" without the prior written consent of Tenant, which consent shall not unreasonably be withheld.

         3.3 Demised Premises. The "Demised Premises" shall mean the Building leased by Tenant pursuant to this Lease.

         3.4 Extended Term. "Extended Term" shall mean each of the two (2) additional periods of five (5) years (sixty (60) months) each, such periods being hereinafter referred to as an "Extended Term" upon exercise of the Option to Extend in accordance with Sections 5.3 and 5.4 of this Lease.

         3.5 Ground Floor Area. The term "Ground Floor Area", as used in this Lease, shall mean all areas designated for the exclusive use of Tenant, measured from the exterior surface of exterior walls to the exterior surface of exterior walls exclusive of the mezzanine. The Demised Premises shall contain
approximately             Thousand ( ,000) square feet of Ground Floor Area.
Landlord's Architect and Tenant's Architect shall measure the exact ground floor area of the Demised Premises and shall certify the actual Ground Floor Area to Landlord and Tenant ("GFA Certification"). If the actual Ground Floor Area set forth in the GFA Certification deviates from the Ground Floor Area specified in Section 1.5 above, this Lease shall be amended to reflect the actual ground Floor Area and corresponding Minimum Annual Rent based on actual Ground Floor Area.

                                       4.

Said "GFA Certification" shall be completed no later than sixty (60) days first succeeding occupancy of the Demised Premises by Tenant.

         3.6 Improvements. "Improvements" shall mean collectively all on-site and off-site improvements, the Landlord's Work, at the Property where the Demised Premises are located, as set forth at Article 6 of this Lease.

         3.7 Interest. "Interest Rate", wherever herein used, shall mean the London Interbank Overnight Rate 6-month (LIBOR) at the time the amount which is subject to interest under this Lease by agreement of the parties or judgment of court of competent jurisdiction was due and payable.

         3.8 Lease Term. "Lease Term" shall mean the period which commences on the Rent Commencement Date and which extends thereafter for a period of twenty (20) years (two hundred forty (240) months) from (i) the Rent Commencement Date if the Rent Commencement Date occurs on the first (1st) day of a calendar month, or (ii) the first (1st) day of the first calendar month following the Rent Commencement Date if the Rent Commencement Date occurs on other than the first (1st) day of a calendar month, unless sooner terminated in accordance with the terms of this Lease. The parties shall execute an amendment to the Lease specifying the Term Commencement Date at such time as it is determined.

          3.9 Lease Year. "Lease Year" shall mean a period of three hundred sixty-five (365) days, or if in a leap year, three hundred sixty-six (366) days and shall commence on the first day of the first full calendar month following the Rent Commencement Date, as provided in Section 3.14 below.

          3.10   Minimum Rent.  "Minimum Rent" is defined at Section 7.2.

          3.11 Permitted Users. "Permitted Users" shall mean the Tenant's employees, vendors, agents, invitees, guests, visitors, and customers.

          3.12 Property. "Property" shall mean the parcel of real property upon which the Center is constructed or is to be constructed, and which is more fully described in Exhibit "B".

          3.13 Parking Rights. "Parking Rights" shall mean the rights granted Tenant, its vendors, agents, invitees, guests, visitors, customers, employees, successors, and assigns.

          3.14 Rent Commencement Date. The Rent Commencement Date shall be deemed to be the first Calendar day of the third calendar month after delivery of the Demised Premises from Landlord and Tenant opens the theater for business.

          3.15 Rentable Area of the Building.  "Rentable Area of the



                                       5.

Building" shall mean the Ground Floor Area as herein defined and set forth in the Basic Lease provisions as the Rentable Area of the Building which excludes any mezzanine area and any Center Area or related facilities. This figure is agreed upon by the parties to be the appropriate figure to represent the Ground Floor Area square footage of the Demised Premises.


                                   ARTICLE 4

                                DEMISED PREMISES

         4.1 Lease of Demised Premises. In consideration of the Rent to be paid hereunder and the mutual covenants and agreements herein contained, Landlord hereby grants and leases to Tenant and Tenant hereby takes and leases from Landlord the Demised Premises described in Sections 1.4 and 1.5, upon and subject to the terms and conditions herein contained ("Demised Premises").

                                   ARTICLE 5
                                      TERM
         5.1 Initial Term. This Lease shall be effective from and after the Date of Lease specified in Section 1.1 ("Date of Lease"). The term of this Lease ("Term") shall commence on the Rent Commencement Date; and the Term shall continue, unless sooner terminated in accordance with the provisions of this Lease, for the number of months specified in section 1.6 of this Lease (the "Initial Term").

         5.2 Failure of Commencement of Lease. In the event Landlord diligently pursues obtaining all necessary approvals, licensing and building permits and does not obtain all necessary approvals, licensing and building permits within one hundred eighty (180) days following the Date of Lease, either Landlord or Tenant may, without liability to or further obligation to the other party, terminate this Lease upon written notice to the other party, and this Lease shall have no further force and effect.

         5.3 Options to Extend. Tenant shall have the two (2) consecutive options to extend the Initial Term of this Lease as set forth at Section 1.7 provided Tenant is not in default (hereinafter defined) at the time of Exercise of Option under any provisions of this Lease when exercised during the Initial Term, or any extension ("Extended Term") .

         5.4 Exercise of Option. Tenant may exercise the right to extend the Initial Term by delivering written notice to Landlord of Tenant's desire to extend the Initial Term or any previously


                                       6.

elected and commenced Extended Term ("Extension Notice") no later than one hundred eighty (180) nor sooner than three hundred sixty five (365) days prior to the expiration of the Initial Term, or of any commenced Extended Term.


                                   ARTICLE 6

                   POSSESSION, CONSTRUCTION, AND OPENING DATE

         6.1 Landlord's Site Work. "Landlord's Site Work" shall be based on the engineering plans, specifications, and drawings to be prepared to Tenant's specifications and pursuant to paragraph 6.2, below. Landlord's Work shall include providing Tenant with a certified compacted pad, sloped to Tenant's specifications, all required parking, all landscaping, all on-site paving, parking, curbs, gutters, and sidewalks, all irrigation, all utilities stubbed to within 5 feet of building line and all impact fees, all utility hook-up fees, and all building permits for Tenant's building.

         6.2 Landlord's Building Work. The term "Landlord's Building Work" shall mean and consist of the construction of a first-class theater building constructed to Tenant's specifications and including, without limitation, all architecture and engineering; all building structural costs and project management, including, without limitation, all contingencies necessary for a first class theater building including, a second floor mezzanine structure; concrete sloped and flat floors; auditorium dividing walls; long span roof structure; complete fire sprinkler system; stairways; drop ceiling; completed electrical; finished plumbing (to include full, finished, and fixturized restroom facilities); emergency exit-ways; all HVAC systems; storefront exit doors; all hardware; all signage, (including a readerboard and marquee, ) all utilities, all wall coverings, and all carpeting and decorative flooring.

         6.3 Tenant's Interior Finishing Work. Tenant's Interior Finishing Work shall include the installation of, without limitation: state-of-the-art screens, speakers, carpeting, auditorium wall coverings, projection equipment, concession equipment, fixturization, seating, other furniture, and subject to approval of applicable governmental entities.

         Within sixty (60) days from execution of this Lease, Landlord shall cause the Preliminary Plans to be prepared ("Preliminary Plans") to Tenant's specifications and thereafter shall submit the Preliminary Plans to Tenant for its approval or disapproval, which approval shall not be unreasonably withheld or delayed and which approval or disapproval shall be given within ten (10) days following receipt of the Preliminary Plans from Landlord. After Tenant has approved a set of Preliminary Plans, Landlord shall cause its architect to prepare final plans and specifications ("Final




                                       7.

Plans") which shall be based upon and fall within the scope of the Preliminary Plans approved by Tenant, which Final Plans shall be submitted to Tenant for approval, (which approval shall not be unreasonably withheld,) in the same manner and with the same procedure set forth for approval of Preliminary Plans (the "Approved Plans"). Once approved by Tenant, Landlord shall, within thirty
(30) days submit at its expense, the Approved Plans to the appropriate governmental authorities for their approval. In connection with the governmental approval process and subsequent construction, Landlord may, if required by any applicable governmental agency, make changes to the Approved Plans it may deem reasonably necessary to obtain approvals, and may, without Tenant's approval, make changes which are within the general scope of the Final Plans approved by Tenant. Otherwise, the Approved Plans shall not be modified or amended without the prior written consent of Tenant provided, however, that Tenant's consent shall not be required for minor field changes to conform to governmental requirements or the recommendations of the contractor or architect. In the event Tenant disapproves of the Preliminary or Final Plans ("Disapproved Plans"), Tenant shall notify Landlord in writing ("Notice of Disapproval of Plans") within the above ten day (10-day) period and, at the same time, return to Landlord one (1) set of the Disapproved Plans marked to show wherein the Disapproved Plans have been disapproved. Landlord shall cause the Disapproved Plans to be appropriately revised, in a manner satisfactory to Tenant within thirty (30) days of Landlord's receipt of Tenant's Notice of Disapproval of Plans and submit to Tenant two (2) complete sets of the revised Landlord's Plans for the approval of Tenant. Landlord and Tenant agree to cooperate reasonably with each other in resolving any objections to the Landlord's Plans or requested revisions, provided that Landlord has diligently attempted, in a timely manner, to obtain approval of the Final Plans from all governmental agencies.

         Tenant may terminate this Lease if, for any reason whatsoever, Landlord and Tenant should fail to agree upon mutually satisfactory Preliminary Plans within ninety (90) days of the date Landlord first submits the Preliminary Plans to Tenant; or should Landlord and Tenant fail to agree upon mutually satisfactory Final Plans within ninety (90) days of the date Landlord first submits the Final Plans to Tenant, or in the event that all governmental agencies have not approved and issued all necessary building permits for the construction of the Building Shell within one hundred eighty (180) days from the date of this Lease.

         6.4 Commencement of Landlord's Work. Landlord shall, within thirty (30) days from receipt of the necessary approvals from the applicable governmental agencies, commence actual construction of the Building Shell.

         6.5     Diligence.  Both parties shall perform their obligations



                                       8.

under this Lease with reasonable skill and diligence and may not intentionally interfere with or prevent the other party's performance of its obligations under this Article 6.

                                   ARTICLE 7

                                      RENT

         7.1     Payment of Rent.  Tenant shall pay the sums specified in
Section 1.9 or 1.10 to Landlord, as "Minimum Rent" or "Percentage Rent" as such terms are hereinafter defined in sections 7.2 and 7.3, respectively, without notice or demand and without any deduction, elimination, abatement, or rebate of any kind except for the offset specified in Paragraph 7.2.3, below. Rent shall be payable, at Tenant's election, in U.S. Dollars or Mexican Peso equivalents, in which case the amount of Pesos paid shall be determined by the official U.S. Dollar/Mexican Peso exchange rate as determined by Banco de Mexico and published in "Diario Oficial" on the twenty-fifth (25th) day of the month, preceding the month in which said rental payment is due.

         7.2     Minimum-Rent.

         7.2.1 Subject to adjustment, the Minimum Rent of this Lease shall be at the rate specified in paragraph 1.9 above, and shall be payable in monthly installments in advance on the first (1st) day of each month.

         7.2.2 Should the rent under the terms of this Lease commence on a date other than the first (1st) day of the month, the first (1st) monthly installment of Minimum Rent shall be prorated on the basis of the days in said month and shall be paid within twenty (20) calendar days from the date that the term commences.

         7.2.3 During the Initial Term or any Extension thereof, after each of the following three-month periods, January 1 through March 31, April 1 through June 30, July 1 through September 30 or October 1 through December 31, Tenant's total sales will be measured for the preceding three-month period. If Tenant's total sales during the measured period fall below $1,000,000 U.S., for any reason, then monthly Rent payable by Tenant during the three-month period following the measured three-month period, will be reduced. The reduction in Rent, if any, will be proportional to the amount by which total sales have fallen below $1,000,000 during the measured, three-month period.

         Example - Lessee determines that its total sales for the preceding three-month period (which is one of the three-month


                                       9.

         periods specified in 7.2.3, above) are $875,000. The percentage difference between $1,000,000 and $875,000 is Twelve and One Half Percent (12 1/2%.) Therefore, the monthly rent payable for each of the months in the three-month period following the one measured, will be reduced by 12 1/2%.

         7.3 Percentage Rent. At Landlord's option, and in lieu of paying Minimum Rent, Tenant shall pay to Landlord annually in the manner, upon the conditions, and at the times hereinafter set forth, during the initial Lease Term, percentage rent (the "Percentage Rent") in the amount, if any, of the sum equal to Fifteen Percent (15%) of box office receipts, excluding box office receipts on films for which Tenant must pay Fifty Five Percent (55%) or more. Minimum Rent and Percentage Rent shall be collectively referred to herein as the "Rent". The total Percentage Rent due from Tenant shall be the amount by which the percentage outlined above exceeds the minimum rent actually paid during the same Lease Year by the Tenant.


                                   ARTICLE 8

                             TENANT FINANCIAL DATA

         8.1 Records of Sales. At the time of a sale or other transaction, Tenant shall record the sale or other transaction in the presence of the customer, either in a cash register or computer with sealed continuous tape, or by using any other method of recording sequentially numbered purchases and keeping a cumulative total.

         8.2 Reports of Box Office and Concession Sales. Upon Landlord's written request, Tenant shall furnish to Landlord a Statement of Box Office and Concession Sales within ten (10) days after the close of the second (2nd) calendar month following the end of the calendar month which is the subject of the report ("Tenant's Monthly Statement"), and an Annual Statement, including a monthly breakdown of Box Office Sales on or before the twentieth (20) day of February of each calendar year pertaining to the immediately preceding calendar year. In addition, Tenant shall furnish a Statement of Box Office Sales on or before sixty (60) days following the date the Initial Term or Extended Term
(as appropriate) expires or ends.

         The Annual Statement shall, if applicable, be accompanied by a payment to Landlord of the Percentage Rent, as provided in subparagraph (1) of Section 7.3, above, less the Fixed Minimum Rent for the applicable year. The Monthly Statement shall be executed by an officer of Tenant in good faith, and based upon the best information and belief of the officer.

8.3      Books and Records.  For a period of three (3) years




                                      10.

following the close of each calendar year, Tenant shall keep at its Home office in Tijuana, Baja, Mexico, full, complete, and proper books, records and accounts of its daily gross sales, both for cash and on credit, of each separate department, subtenant, and concessionaire at any time operated in the Demised Premises. Provided Landlord has given Tenant thirty (30) days prior written notice, Landlord and its agents shall have the right, during Tenant's regular business hours, to conduct a confidential examination and inspection of all the books and records of Tenant's business in the Demised Premises, including any sales tax reports pertaining to the business of Tenant conducted in, upon or from the Demised Premises, for the purpose of investigating and verifying the accuracy of any statement of gross sales.


                                   ARTICLE 9

                              TAXES AND UTILITIES

         9.1 Payment of Utilities. Tenant shall pay prior to delinquency all charges for gas, water, electricity, telephone service, and other public utilities for the Demised Premises during the Initial Term of this Lease or any Extended Term.

         9.2 Personal Property Taxes. Tenant shall pay before they become delinquent all taxes, assessments, or other charges levied, or imposed by any governmental entity on the furniture, trade fixtures, appliances and other personal property placed by Tenant in, on or about the Demised Premises.

         9.3 Real Property Taxes. Tenant agrees to pay, monthly in advance, Tenant's Pro Rata Share of all real property taxes and assessments levied or assessed upon the Demised Premises.


                                   ARTICLE 10

                               USE AND OCCUPANCY

         10.1 Permitted Use and Occupancy. Tenant may use the Demised Premises for the uses specified in Section 1.11, and the name and style of "CINEMASTAR" or "CINEMASTAR LUXURY THEATERS" or other trade name established by Tenant.

         Landlord shall not lease space within the Center to any other Tenant that shall be engaged in any of the following uses:

         (a)     Exhibition of motion pictures;

         (b) Meetings and conventions for which auditoriums are necessary or appropriate, without first obtaining Tenant's prior written approval;


                                      11.

         10.3 Exclusive Use. Landlord has not heretofore entered into and shall not enter into, any other lease of space in the Center which permits the tenant thereunder (i) to conduct any of the activities described in subparagraphs (a) and (b) of Section 10.1.

         10.4 Compliance. Tenant shall comply with all laws relating to the Demised Premises, all requirements of any board of casualty insurance underwriters or similar entity, and all reasonable requirements of Landlord's or Tenant's insurers (except to the extent that compliance requires structural alterations or improvements to the Demised Premises or is otherwise Landlord's responsibility hereunder).

         10.5 Covenant. From and after the opening Date, Tenant shall operate continuously and uninterruptedly under the provisions of this Lease, unless prevented by conditions beyond Tenant's control and, at all times, shall keep and maintain within the Demised Premises adequate advertising, displays and stocks of merchandise and trade fixtures to service and to supply in accordance with the usual and ordinary practices of first-class motion picture theaters in the United States and Mexico which includes, without limitation, Tenant's exercise of its best efforts to secure the best quality, first-run motion picture feature films for exhibition at the Demised Premises. However, no shortage of funds on Tenant's part, nor any other financial difficulties as may be encountered by Tenant, shall be considered conditions which are beyond Tenant's control. Tenant shall incorporate and exhibit such current or retrospective films produced in Mexico or other Spanish-speaking countries as Tenant, in its sole discretion, shall deem commercially appropriate. Landlord and Tenant acknowledge that the distribution of U.S. film product in Mexico is governed, in part, by Mexican federal law which may require sub-titling in the Spanish language. Current Mexican distribution policy may inhibit access to product otherwise available in Southern California or preclude "Day and Date" exhibition.

         10.6 Hours of Business. From and after the Opening Date, Tenant shall continuously operate in the Demised Premise for business during those days and hours determined by Tenant in its sole discretion including, but not limited to, all holidays such as Christmas Day, New Year's Day, and Easter Sunday, public school holidays, legal holidays, and hours and days of operation customarily observed by first-class motion picture theaters in the United States and Mexico. Tenant shall comply with all Mexican federal and state laws, rules, and regulations regarding the operation of theaters and businesses in general. Tenant acknowledges that optimizing patronage and attendance in Mexico may require hours of operation that are different from those understood and experienced in Southern California.

10.7     Rules and Regulations.  Lines of Theatergoers.



                                      12.

Tenant shall keep the Demised Premises in neat and clean condition, free from any objectionable noises, odors or nuisances, and shall comply with all applicable health, safety and police laws, ordinances, and regulations of Landlord and any governmental authority having jurisdiction over the Demised Premises.

         10.8 Landlord's Responsibility. As between Landlord and Tenant only; Landlord, its agents, employees, and contractors shall not bring upon, keep or use in or about the Demised Premises any Hazardous material except in a manner that complies with all laws, ordinances, and regulations applicable to any such Hazardous Material so brought upon, kept or used in or about the Demised Premises. If contamination of the Demised Premises or Center Area occurs and is caused by Landlord, its agents, employees, or contractors, then Landlord shall take all actions at its sole cost and expense as may be necessary to return the Demised Premises to substantially the same condition as existing prior to the introduction of any such Hazardous Material.

         10.9 Tenant's Responsibility. As between Tenant and Landlord only; Tenant, its agents, employees, and contractors shall not bring upon, keep or use in or about the Demised Premises any Hazardous Material except in a manner that complies with all laws, ordinances, and regulations applicable to any such Hazardous Material so brought upon, kept or used in or about the Demised Premises. If contamination of the Demised Premises or Center occurs and is caused by Tenant, its agents, employees, or contractors, then Tenant shall take all actions at its sole cost and expense as may be necessary to return the Demised Premises to substantially the same condition as existing prior to the introduction of any such Hazardous Material.


                                   ARTICLE 11

                       LANDLORD'S MAINTENANCE OBLIGATIONS

         11.1 Landlord's Maintenance Obligations. Landlord shall maintain in good condition and repair, structural and all exterior portions of the Building, including, without limitation, foundations, all exteriors, all components of the roof, and all HVAC equipment.

         11.2 Landlord's Right of Entry. Landlord, its agents, contractors, servants, and employees may enter the Demised Premises at all reasonable times upon prior written notice to Tenant:

         (a)     To examine the Demised Premises;

         (b)     To perform any obligations under this Lease;

         (c)     To make repairs, improvements or additions to the Demised



                                      13.

         Premises or to other portions of the Center as reasonably necessary and which do not unreasonably interfere with the conduct of Tenant's business and operations at the Demised Premises;

         (d) To perform work necessary to comply with laws, ordinances, rules or regulations of any public authority or of any insurance underwriter;

         (e) To perform work reasonably necessary to prevent waste or deterioration in connection with the Demised Premises should Tenant fail to commence such repairs or, after commencing same, fail to diligently pursue such repairs to completion within forty five (45) days after written demand by Landlord; and

         (f) To show the Demised Premises to any lender or prospective lender or purchaser of the Center (or a portion thereof).

         If Landlord makes any repairs which Tenant is obligated to make pursuant to the terms of this Lease, Tenant shall pay the cost of such repairs to Landlord promptly upon receipt of a bill which shall be accompanied by the receipts, vouchers, and other statements sufficient to evidence the actual costs relative to the subject request for payment from the landlord requesting payment. In the event of an emergency condition arising within the Demised Premises which endangers property or the safety of individuals, Tenant waives the requirements for prior written notice.

         In the event Tenant has failed to exercise the Option to Extend under Sections 5.3 above, Landlord may enter the Demised Premises during Tenant's normal business hours to show the Demised Premises to prospective tenants or purchasers; provided, however, that no such entry shall interfere with or create a hazard to the conduct of Tenant's normal business in the Demised Premises.

       During the final sixty (60) days of the Initial Term or any Extended Term, provided, however, that Tenant has failed to exercise the Option to Extend, Landlord and its authorized agents may erect on or about the Demised Premises a reasonable and customary sign advertising the Demised Premises for sale or lease, provided that such sign does not interfere with or create a hazard to Tenant's normal business in the Demised Premises.

                                   ARTICLE 12

                TENANT'S MAINTENANCE, ALTERATIONS AND ADDITIONS

       12.1 Maintenance and Repair. Tenant shall maintain the interior of the Demised Premises in good order and condition (except for ordinary wear and tear and damage caused by casualty or a taking) and shall make all repairs to the interior of the Demised




                                      14.

Premises including, (without limitation except for structural maintenance,) interior plumbing, window glass, plate glass and doors, utility laterals servicing only the Demised Premises, heating and air conditioning systems, and interior surfaces of the Demised Premises and shall take such other action as may be necessary or appropriate to keep and maintain the Demised Premises in good order and condition.

          12.2 Alterations. Provided Tenant receives the prior written consent of Landlord, which consent shall not be unreasonably withheld, Tenant may make additions, improvements or alterations to the Demised Premises. Each addition, improvement or alteration approved by Landlord:

          (a) Must not, individually or in the aggregate, lessen the fair market value of the Demised Premises or materially affect the property's usefulness in Tenant's business; and

          (b) shall be completed expeditiously in a good and workmanlike manner, and in compliance with all legal requirements and all insurance requirements; and

          (c)    Shall become part of the property and subject to this Lease.

          12.3 Replacements. Subject to applicable laws, regulations, ordinances, and provided that the exterior appearance of the Demised Premises is not affected, Tenant may install or place or reinstall or replace upon and remove from the Demised Premises any trade fixtures, machinery, and equipment. Such trade fixtures, machinery, and equipment shall not become the property of Landlord.


                                   ARTICLE 13

                                   INSURANCE

          13.1 Insurance Coverage. Tenant will maintain with insurers authorized to do business in the Republic of Mexico, the types of insurance and limitations of coverage as more fully described hereafter. The coverage limits set forth hereinafter are, for the convenience of the parties, expressed in U.S. Dollars. These limitations shall remain constant during the Initial Term, or an Extended Term, of this Lease notwithstanding any change in the new Peso/U.S. Dollar exchange or conversion rate.

         13.1.1 Tenant's Insurance. From the time when the Tenant commences construction of the Tenant's Work, or from and after any earlier date when the Tenant makes actual use of the whole or any part of the Demised Premises, Tenant shall obtain a policy of comprehensive public liability and property damage


                                      15.

         insurance, insuring the Landlord against any and all claims and demands made by any person or persons whomsoever for injuries received in connection with construction, operation and maintenance of the Demised Premises, improvements, and buildings located on the Demised Premises or for any other risk insured against by such policies with limits not less than One million and No/100 Dollars ($1,000,000.00) for damages incurred or claimed by any one person for bodily injury, or otherwise, and One Million and No/100 Dollars ($1,000,000.00) for damage to property, and Two Million and No/100 Dollars ($2,000,000.00) for damages incurred or claimed by more than one person for bodily injury, or otherwise, in any single occurrence. All such policies shall name the Landlord as an additional insured and shall not be terminated without thirty (30) days prior written notice to landlord of such termination. A certificate of insurance or a duplicate original of each of such policy or policies shall be delivered to Landlord by Tenant or its insurance agent promptly upon the receipt of such policies, together with adequate evidence of the fact that premiums thereon are paid.

         13.1.2 Fire insurance with "special coverage" or "all risk endorsement" and insurance with respect to risks from time to time included under the standard extended coverage endorsement, including vandalism, malicious mischief, and windstorm in amounts not less than Ninety Percent (90%) of the replacement cost of the Demised Premises as determined from time to time (but not less often than once every three (3) years) by the insurer(s).

         13.1.3 Comprehensive general public liability insurance against claims for bodily injury, death or property damage arising out of the use or occupancy of the Demised Premises by Tenant. In addition, Tenant shall carry rental loss insurance for a period of not less than twelve (12) months for an amount sufficient to compensate Landlord for the Minimum Rent, the Percentage Rent (based upon the prior year's Percentage Rent paid as adjusted from time to time), and any other additional payments required to be paid by Tenant hereunder. For purposes of determining the amount of rental loss insurance carried by Tenant, Percentage Rent for the first year of the Initial Term shall be assumed to be zero ($0.00). Tenant shall not conduct any operation in the Demised Premises which would cause suspension of the insurance carried by Tenant pursuant to the terms of this Lease. In no event shall any insurance policies required to be carried by Tenant under the terms of this Lease or the Declaration be written on a "claims made basis."

         13.2 Policy Terms and Conditions. The policies of insurance required to be maintained by Tenant pursuant to this Article 15


                                      16.

shall name the Landlord and Tenant as insured parties as their respective interests may appear, and may be carried under blanket policies maintained by Tenant if such policies comply with the provisions of this Article 13. The fire policies may provide for deductible amounts which do not exceed Ten Thousand and No/100 Dollars ($10,000.00). All such insurance policies shall be primary coverage, and shall contain a provision that it cannot be terminated without thirty (30) days prior written notice to Landlord of such termination. All insurance required to be carried hereunder must satisfy the requirements of the Declaration, this Lease, and any of Landlord's lenders who may have a security interest in the Demised Premises or Center at the commencement of the Term of this Lease.

         13.3 Insurance Certification. Promptly after the commencement of the Term of this Lease, Tenant shall deliver to Landlord certificates of the insurers evidencing all the insurance which is required to be maintained hereunder by Tenant, and within thirty (30) days prior to the expiration of any such insurance, other certificates or binders evidencing the renewals of such insurance.

         13.4 Waiver of Subrogation. Provided the insurance required to be maintained by Tenant pursuant to this lease is in full force and effect and remains, and the proceeds thereof are paid, Tenant shall not indemnify
Landlord against any claims arising out of any injury to or death of a person or property damage resulting from the type of risk covered by a public liability or property insurance policy in which the Landlord is an insured party, except to the extent any claim exceeds the policy limits provided for in this Lease.

         13.5 Landlord's Insurance. At all times during the course of construction and after substantial completion of the Demised Premises, Landlord shall maintain in effect a policy or policies of insurance covering the Demised Premises and the Center Areas, including the parking lots, in an amount not less than Ninety Percent (90%) of the full replacement cost of the Center Areas during this Lease, or the amount of insurance Landlord's mortgagee(s) or beneficiaries may require Landlord to maintain, whichever is greater. In addition, Landlord shall carry comprehensive public liability insurance issued by one or more insurers authorized to do business in the Republic of Mexico and in accordance with the standard described at Paragraph 13.1, supra, against liability for injury to or death of persons and loss of damage to property occurring in the demised Premises during course of construction in an amount not less than One Million and No/100 Dollars ($1,000,000) per occurrence and in the aggregate. Landlord shall name Tenant as an additional insured under such policy, and no such policy shall be issued on a "claims made" basis.


                                      17.

                                   ARTICLE 14

                           CONDEMNATION AND CASUALTY

         14.1 Notice. Tenant shall notify Landlord, in writing, immediately upon the occurrence of any damage to the Demised Premises, or if there is any damage to or destruction of the Demised Premises discovered by Landlord, Landlord shall notify Tenant, in writing, immediately upon the occurrence. If any proceedings or negotiations are instituted which do or may result in taking under power of eminent domain ("Taking"), each party with knowledge of the applicable event shall promptly give written notice thereof to the other party.

         14.2 Casualty Covered By Insurance. If the Demised Premises are damaged by a cause or casualty covered by the insurance to be carried under
Article 13 of this Lease, Landlord shall repair or replace the building damaged or destroyed by the insurable cause on the same plan and design as existed immediately prior to such damage or destruction, subject to availability of insurance proceeds and such delays as may be reasonably attributable to settlement with applicable insurance carrier(s), governmental restrictions, or failure to obtain materials or labor or other causes, so long as such causes are beyond the control of Landlord. Tenant shall repair, at its expense, any damage to Tenant's fixtures, equipment or improvements concurrently with or immediately following Landlord's repair of the building.

         If the damage to the Demised Premises occurs during the last eighteen
(18) months of the Lease term, Landlord may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds; provided, however, if Tenant gives an Extension Notice, Landlord shall be obligated to repair or restore the Demised Premises and Tenant shall have the right to continue this Lease.

         In the event Tenant fails to give an Extension Notice, Landlord shall not be obligated to repair the Demised Premises and Tenant shall have no right to continue this Lease. Landlord shall notify Tenant of its election within thirty (30) days after receipt of the notice of the occurrence of the damage, and Tenant shall notify Landlord of its election within thirty (30) days after receipt of Landlord's notice under this section.

         14.3 Casualty Not Covered by Insurance. If the Demised Premises are damaged or destroyed by a cause or casualty not covered by the insurance Tenant is required to maintain pursuant to Article 13 of this Lease, to the extent of Thirty Percent (30%) of the monetary value thereof, then by written notice to the other party within thirty (30) days after the date of such damage or destruction, either party may elect to terminate this Lease or to


                                      18.

cause the repair and restoration of the Demised Premises at the sole cost and expense of the party electing to cause such repair or restoration. However, if either party gives notice of termination to the other party, this Lease shall not be so terminated if the other party shall within thirty (30) days after receipt of such notice, give written notice to the terminating party of said other party's election to cause the repair and restoration of the Demised Premises. The party electing to cause the repair and restoration shall, at its sole expense, provide the funds necessary thereof and shall thereafter promptly and diligently repair and restore the Demised Premises to the same extent set forth in Section 15.2 above. In the event any such damage or destruction, from a cause not covered by insurance required to be maintained by Tenant, is to an extent of less than Thirty Percent (30%) of the monetary value thereof, Landlord shall, at Landlord's sole cost and expense, promptly repair and restore the Demised Premises to the same extent required in Section 14.2 above.

         14.4 Rent Reduction. If the Demised Premises are destroyed or damaged through no fault of Tenant, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Demised Premises is impaired as a first-class motion picture exhibition theater.

                                   ARTICLE 15

                                  CENTER AREA

         15.1 Control of Center Area. Tenant for its benefit and the benefit of other subtenants and assigns, and each of their respective agents, employees, customers, patrons, licensees and invitees, shall have the non-exclusive right to use the Center Area; provided, however that Landlord may, from time to time, change the location, size, configuration, and design of the Center Areas and building areas within the Center from that shown on the attached Exhibit "A" or from time to time constructed, including, without limitation, the location of driveways, signs, aisles, parking areas, drive through facilities and parking spaces, provided, however, that no alterations shall be made to the Primary Center Areas without the prior written consent of Tenant, which consent shall not unreasonably be withheld. Subject to governmental action and temporary closures for repairs and maintenance that shall not unreasonably interfere with Tenant's operations and theater patron parking at the Demised Premises, Landlord agrees to maintain Ninety Percent (90%) of the parking shown in Exhibit A in compliance with all applicable and hereinafter enacted government parking requirements for Tenant's patrons and employees. Notwithstanding the foregoing, in the event that Landlord cannot provided Ninety Percent (90%) of the parking shown on Exhibit A, Tenant shall have the right to terminate this Lease at any time prior to obtaining its




                                      19.

building permit and shall thereby be relieved from any liability under this Lease.

         15.2 Landlord's Maintenance Obligations; Rules and Regulations. Landlord, at its expense, shall maintain and operate, or cause to be maintained, operated, lighted, landscaped and repaired, Center Areas at all times during the Term and any Extensions following completion in a manner consistent with first-class centers of a similar size and nature for the benefit and use of Tenant and its patrons and invitees. Tenant agrees to comply with all reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of said Center Areas.

     Said rules may include, but shall not be limited to, the following:

         (a) The restriction of employee parking to limited designated areas or the prohibition of employee parking within the Center, subject to the provisions of Section 15.1;

         (b) The regulation of the removal, storage, and disposal of refuse and other rubbish; location of Tenant's trash enclosures are indicated on the site plan attached as Exhibit A.

         (c) The access routes and hours for delivery to the Demised Premises by trucks and trailers; and

         (d) The restriction of designated areas for drive through banking, savings, restaurant or other drive through facilities, promotional and/or seasonal sales activities and/or loading, trash, and other storage areas, whether or not roofed and/or enclosed; provided that no such drive through facilities, promotional and/or seasonal sales activities or loading, trash, and other storage areas that materially and adversely affect Tenant's business in the Premises shall be permitted within the Center Area without Tenant's prior approval.

         15.3 Landlord's Duty. Landlord agrees: (a) To obtain and maintain on the Center Areas one or more comprehensive public liability and property damage insurance policies issued by a good and solvent insurance company or companies naming Tenant as an additional insured, such insurance to afford protection to a limit of not less than One Million Dollars ($1,000,000) for injury or death of one person, and One Million Dollars ($1,000,000) with respect to any one accident; and to the limit of not less than One Million Dollars ($1,000,000) for property damages;


                                      20.

                                   ARTICLE 16

                             RIGHT TO CURE DEFAULTS

         16.1 Landlord's Defaults. Landlord shall not be in default under any provisions of this Lease, unless written notice specifying such default is mailed to Landlord of which Landlord acknowledges said default and/or has been adjudicated of such and all mortgagees and/or deed of trust holders and/or assignees of which Tenant has, prior to such notice, been notified in writing. Tenant agrees that any such mortgagee or deed of trust holder or assignee shall have the right to cure such default on behalf of Landlord. Tenant further agrees not to enforce or to attempt to enforce any remedy, or to exercise any right based upon or due to such default, until thirty (30) days after such notice has been mailed to Landlord and to such mortgagees, deed of trust holders and assigns, or during any period that Landlord or any such mortgagee, deed of trust holder or assignee is proceeding to cure such default with due diligence, or during any period that any such mortgagee, deed of trust holder or assignee is taking steps with due diligence to obtain the legal right to enter the Demised Premises and/or Center to cure the default. No amendment or modification of this Lease shall be binding upon or effective against the holder of any encumbrance of record prior to the date of such modification or amendment without the consent of the holder of such encumbrance.

         In the event of a default of this Lease by either Landlord or Tenant, either Landlord or Tenant shall be entitled to seek all of its legal remedies under the terms of this Lease and the prevailing party may further make all payments in connection therewith, including but not limited to, the payment of any reasonable attorney's fees, costs and charges of or in connection with any legal action or arbitration proceeding which may have been brought. The prevailing party is entitled to collect forthwith any amount so paid by prevailing party from the other party, together with interest thereon at the maximum legal rate per annum. All sums charged to the losing party hereunder shall be indebtedness upon demand.

         If any such indebtedness of Landlord is not fully paid within thirty
(30) days after demand, Tenant may elect to deduct such amount from any rent subsequently becoming due hereunder.

         16.2 Tenant's Rights on Default. Upon the occurrence of an event of default by Landlord, or at any time thereafter during the continuance of such default, Tenant's remedies under the Lease shall include, without limitation an action, for damages or specific performance. Tenant's remedies under the Lease shall be cumulative, and no remedy expressly provided for herein shall be deemed to exclude any other remedy allowed by law or equity or by other provisions of the Lease.



                                      21.

         16.3 Tenant Defaults. Tenant shall not be in default under any provisions of this Lease, unless written notice specifying such default is mailed to Tenant in accordance with the following provisions; provided, however, that Tenant shall be in default under this Lease if any one or more of the following events shall occur:

         16.3.1. If Tenant shall fail to pay Fixed Minimum Rent, Additional Rent, Percentage Rent, or any other monetary sum properly payable under the Lease when due, and the failure shall continue for a thirty
         (30) day period after Landlord shall have given written notice of Tenant's initial failure to pay; or

         16.3.2 If Tenant shall fail to perform any of its other obligations under the lease and the failure shall continue for a thirty (30) day period after Landlord shall have given Tenant written notice of its initial failure to perform; or

         16.3.3 If at any time, during the Initial Lease Term or any Extended Term, proceeding in bankruptcy shall be instituted by or against Tenant, and if filed against and not dismissed within sixty (60) days, or if a receiver of the business or assets of Tenant be appointed and his appointment not be vacated within sixty (60) day after notice to Tenant, or Tenant makes an assignment for the benefit of creditors, or any sheriff, marshal, constable or keeper takes possession of any assets of Tenant by virtue of any attachment or execution of proceedings and offers the same for sale publicly, then Tenant shall be in default under the Lease and Landlord may exercise any of its remedies provided herein. If Landlord terminates the Lease by reason of such default, all installments of rents earned to the date of termination and unpaid shall at once become due and payable, and in addition thereto, Landlord shall have all rights provided by the bankruptcy law of the United Mexican States.

         Notwithstanding the foregoing, if Tenant shall fail to perform an obligation other than an obligation to pay Minimum Rent, Percentage Rent or any other monetary sum payable under the Lease, and the failure cannot be cured by Tenant within thirty (30) days after Landlord shall have given notice of the failure in the exercise of reasonable diligence for any reason other than financial inability, Tenant shall not be in default if Tenant commences to cure the failure within the thirty (30) day period and diligently prosecutes the cure to completion.

         In the event of any such default or breach by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

                 (a)      Immediately terminate Tenant's right to possession of



                                      22.

         the Demised Premises, and repossess the same by summary proceedings or other appropriate action, and Landlord shall thereupon be entitled to pursue any and all other remedies provided by the laws of the United Mexican States;

                 (b) Continue this Lease in effect without terminating Tenant's right to possession, even though Tenant has breached this Lease and abandoned the Demised Premises, and enforce all of Landlord's right and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease; provided, however, that Landlord may at any time thereafter elect to terminate this Lease for such previous breach by notifying Tenant in writing that Tenant's right to possession of the Demised Premises has been terminated, in which event the remedies in subsection (a) immediately above shall be available to Landlord.

                  (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the United States of Mexico.

         Landlord's failure to take advantage of any default or breach of covenant on the part of Tenant shall not be, or be construed to be, a waiver thereof, nor shall any custom or practice which may grow between the parties in the course of administering this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of any term, covenant or conditions hereof, or to exercise any rights given Landlord on account of any such default. A waiver of a particular breach or default shall not be deemed to be a waiver of the same or any subsequent breach or default. The acceptance of rent hereunder shall not be, or be construed to be, a waiver of any term, covenant or condition of this Lease or breach thereof, whether or not such breach is then known to Landlord.

         Except due to the default, legal responsibility or fault of Landlord, should Tenant fail to pay and discharge, when due and payable, any lien or claim for labor or materials employed or used in, or any claim for damages arising out of the repair, alteration, maintenance and use of the Demised Premises, or should Tenant fail to provide or evidence the provision (of any insurance policy required by this Lease, or should Tenant fail to fully pay or perform any sum to be paid or any covenant or agreement to be performed by Tenant, as provided in this Lease, after ten (10) days written notice from Landlord, then Landlord may, at its option and without waiving or releasing Tenant from any of Tenant's obligations hereunder, pay any such lien, claim or charge, or settle or discharge any action therefor or satisfy any judgment thereon, or obtain any such insurance, or pay any such sum or perform any such covenant or agreement. All costs, expenses and other sums reasonably incurred or paid by Landlord in connection therewith, together with




                                        23.

interest at the then applicable maximum legal rate permitted by law and such costs, expenses and sums from the date incurred or paid by Landlord, shall be deemed to be additional rent hereunder and shall be paid by Tenant with and at the same time as the next installment of Minimum Rent hereunder, and any default therein shall constitute a breach of the covenants and conditions of this Lease.


                                   ARTICLE 17

                           ASSIGNMENT AND SUBLETTING

         17.1 Covenant Against Assignment. Tenant shall not voluntarily or by operation of law, hypothecate, mortgage or otherwise encumber all or any part of Tenant's interest in the Lease or in the Demised Premises, in whole or in part, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord's consent to one or more assignments or subleases shall not be construed as a waiver of the requirement that Landlord's consent be obtained to any subsequent assignment or sublease.
A consent to assignment or subletting shall be deemed to be unreasonably withheld if the proposed assignee is of financial standing and responsibility at the time of assignment and is able to give reasonable assurance of the payment of all Rent and other amounts reserved to Landlord in the lease. Anything herein to the contrary notwithstanding, Tenant may assign or sublease the Lease, in whole or in part, without the express written consent of Landlord to:

         17.1.1 Any corporation for which or with which Tenant merges or consolidates;

         17.1.2 Any parent, subsidiary or affiliate corporation of Tenant (controlling, controlled by, or common control with Tenant (control of a corporation shall be defined to mean fifty-one percent (51%) or more ownership of each class of the outstanding capital stock of such corporation));

         17.1.3 Any corporation which acquires all or substantially all of the assets or issued and outstanding shares of capital stock of Tenant; or

         17.1.4 Any partnership, the majority interest of which shall be owned by the parent of Tenant, if such parent is the general partner.

         Any permitted assignment or sublease shall operate to release Tenant of its liabilities and obligations arising hereunder after the date of such assignment or sublease. If Tenant desires at any time to assign or sublet the Demised Premises and Landlord's consent is required to such assignment or sublease, Tenant shall first notify Landlord in writing and submit to Landlord:




                                      24.

                 (a)      The name of the proposed subtenant or assignee;

                 (b) The nature of the proposed subtenant's or assignee's business to be carried on in the Demised Premises (which business must be identical to the permitted uses of the Demised Premises under Section 1.11 and 10.1 of this Lease);

                 (c) The proposed sublease or assignment and all agreements relating to the proposed sublease or assignment; and

                 (d) Current financial statements, audited if available, and such other reasonable financial and other information as Landlord may request concerning the proposed subtenant or assignee including, without limitation, recent per square foot sales figures and advertising budgets for the proposed assignee's or sublessee's comparable business operations from other locations.

       Landlord may condition its consent to any such assignment upon the assignee's agreement in writing to assume and perform all of the terms and conditions of this Lease on Tenant's part to be performed from and after the effective date of such assignment and the execution and delivery of a personal guaranty from a guarantor reasonably acceptable to Landlord guaranteeing the assignee's obligations under the Lease.

         17.2 Effect of Assignment on Landlord's Liability. In the event Landlord shall transfer or convey its fee estate in and to the Demised Premises and, as part of said transaction, shall transfer, convey or assign its interest as Landlord in and to the Lease, then from and after the effective date of such assignment, transfer or conveyance, Landlord shall have no further liability under this Lease on the condition that:

                 (a) Landlord is not in default of any term or condition contained herein or that Landlord's proposed transferee or successor in interest has agreed in writing and in a form acceptable to Tenant to cure any such default;

                 (b) Landlord's transferee or successor in interest agrees, in a form acceptable to Tenant, to be bound by, perform and discharge all of Landlord's obligations and responsibilities hereunder; and

                 (c) Any such transfer or conveyance is in accordance with the laws, rules, and regulations of the United Mexican States.


                                      25.

                                   ARTICLE 18

                                     SIGNS

         Landlord shall erect, at its own expense, signs identifying the theater to the public on the sides of the Building shell, marquees advertising Tenant's product(s), and pylon signs. A description of the proposed signage and location thereof is attached hereto and incorporated herein as Exhibit "C".

                                   ARTICLE 19

                                 MISCELLANEOUS

         19.1 Construction. Each term and provision of this Lease shall be construed to be both a covenant and a condition.

         19.2 Applicable Law. This Lease shall be construed and interpreted in accordance with the laws of the United Mexican States. However, any action brought to interpret or enforce any term, condition, covenant, or provision of this Lease shall first be commenced in the United States District Court for the Southern District of California, San Diego. By way of procedure, said Court shall order the parties to mediate and conciliate any such dispute pursuant to Chapter 7 of California's Code of Arbitration and Conciliation of International Commercial Disputes, Cal. C.C.P. Section 1297.314 et. seq. In such event, and to the fullest extent permitted by both U.S. and Mexican law, said Court and any mediator or conciliator shall apply the laws, rules and regulations then in force and effect in the United Mexican States.

         19.3 Partial Invalidity. If any provision of the Lease shall be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision of the Lease.

         19.4 Authority to Execute. The officers of Landlord and Tenant represent that each is duly authorized to execute this Lease on behalf of their respective principal(s).

         19.5 Headings. Headings as to contents of particular sections herein are inserted only for convenience, and are in no way to be construed as part of the Lease or as a limitation on the scope of the particular section to which they refer.

         19.6 Binding-Effect. The covenants, conditions and agreements contained in this Lease shall bind, apply to and inure to the benefit of the parties hereto and their respective successors.

         19.7 No Partnership. Notwithstanding that this Lease provides for the payment of rent based upon percentage of Sales and



                                      26.

Business Transacted, it is expressly understood that Landlord shall not be construed or held to be a partner or associate of Tenant in the conduct of Tenant's business and that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.

         19.8 Estoppel Certificate. Landlord and Tenant shall from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing:

                 (a) Certifying that the Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that the Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any; and

                 (b) Acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; and

                 (c) Setting forth the date of commencement of rents and expiration of the term hereof and the amount of the Minimum Rent then payable.

         Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part.

         19.9 TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         19.10 Attorneys Fees. If legal action is brought in a court of competent jurisdiction by either party hereto arising out of or concerning this Lease or the right of any party hereto, the prevailing party in the action shall be awarded reasonable attorney's fees and court costs from the non-prevailing party.

         19.11 Liability of Landlord. Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Shopping Center for the collection of any judgment, or in connection with any other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and performed by Landlord, and no other property or estates of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies and rights under this Lease. In the event that, pursuant to Paragraph 19.2, supra, any final judgment shall be entered and




                                      27.

recorded against Landlord, then a certified translation of said judgment shall be prepared, in the customary form, and recorded in the official record of the Federal Courts, United Mexican States. Enforcement of any judgment so recorded shall be pursuant to Mexican Law.

         19.12 Translation, Interpretation, Recordation and Binational Effect. This Lease shall be translated into the Spanish language and certified as an official translation. This Lease is intended to be recorded in the official records of the State of Mexico by licensed Notario Publico. In any dispute arising herein, the original English version and the certified Spanish translation shall be given equal dignity and weight in determining the intent of the parties hereto.

         19.13 Entire Agreement. Modifications. It is understood that there are no oral or written agreements or representations between the parties to this Lease affecting this Lease, and this Lease supersedes and cancels any previous negotiations, arrangements, representations, agreements, and understandings, if any, between the parties. As between Landlord and Tenant, this Lease contains all agreements, terms, and conditions made between the parties hereto with respect to the matters contained herein, and may not be modified orally or in any manner other than by agreement in writing or by an amendment duly executed by both parties hereto.

         IN WITNESS WHEREOF, ESPACIOS DE ZAPOPAN, S.A. de C.V., ("Landlord") and CINEMASTAR LUXURY THEATERS, S.A. de C.V., ("Tenant") have duly executed this Theater Lease consisting of 28 pages, plus Exhibits A through D, as of the date and year first hereinabove written.

LANDLORD                                   TENANT
ESPACIOS DE ZAPOPAN S.A. de C.V.           CINEMASTAR LUXURY THEATERS,
                                           S.A. de C.V.




BY:____________________                    BY:____________________
                                              Lic.  M. A. Aleman B.
                                              Presidente

DATE:____________________                  DATE:____________________


                                           BY:____________________
                                              John Ellison, Jr.,
                                              Chairman of the Board

                                           DATE:____________________



                                      28.